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                                                                  EXHIBIT 10.10

                                BUNDLE AGREEMENT

This Agreement is entered into this 3rd day of August, 1999 by and between Strata Inc.("STRATA"), located at 567 South Valley View Drive., St. George, Utah 84770 USA and Belkin Components (a California corporation), located at 501 W. Walnut St., Compton, CA 90220 USA.

1. BACKGROUND. Strata develops, manufactures, distributes, and publishes certain computer software products.

2.       DISTRIBUTION RIGHTS AND OBLIGATIONS.

2.1 Strata hereby grants Belkin Components a non-exclusive license to distribute, and to use STRATA trademarks to market and distribute STRATA's proprietary software programs as more fully described in EXHIBIT A ("Products"), and grants Belkin Components the right to license, market and distribute such Products solely bundled with Belkin Components' products in the territory described in EXHIBIT B ("Territory" ). Belkin Components shall use best efforts to promote the sale of the Products solely within the Territory and shall not directly or indirectly solicit sales to customers outside the Territory. Belkin Components must notify and agree with Strata in writing before appointing a sub-distributor of the Products.

2.2 Each Product licensed, distributed or marketed by Belkin Components shall be subject to STRATA's then current License Agreement contained in or on the computer package (the " License Agreement" ) the most recent copy being attached hereto in EXHIBIT C. Belkin Components shall include correct copyright (and trademark) notices on all material referencing STRATA or its trademarks and shall not repackage or alter the packaging of any STRATA Product(s).

2.3 Belkin Components shall maintain a staff capable of fulfilling the sales objectives jointly agreed upon by STRATA and 13elkin Components and shall use its best efforts to keep each other fully advised of all relevant information relating to this Agreement. STRATA and Belkin Components will jointly agree from time to time on advertising programs and other forms of promotion in the Territory. Programs and promotions will have to be agreed in writing and signed for by both parties.

2.4 Nothing in this Agreement shall prevent STRATA from selling Products direct or indirectly in the Territory without any obligation to Belkin Components.

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2.5      Belkin Components understands that the Products to be licensed hereunder may require a validated export license from the United States Department of Commerce and STRATA shall not be required to ship any Product outside of the United States unless and until all such required licenses are obtained. Belkin Components agrees to assist STRATA to obtain any such required license by supplying appropriate documentation or information requested by STRATA. Belkin Components agrees to comply with U.S. Export Administration Regulations as in effect from time to time and to obtain all necessary governmental approvals and licenses to import the Products into the Territory.

3.       MAINTENANCE AND SUPPORT.

STRATA shall provide 30 days free support to Belkin Components from the date of first delivery to Belkin Components. STRATA will continue to provide standard support for STRATA products to Belkin Components, train Belkin Components as trainer, support Belkin Components as supporter. Belkin Components is responsible for first line support to parties downstream from Belkin Components, including end users. Belkin Components will be responsible for providing support for STRATA products and Integrated products to its distributors and end users.

4.       PROPRIETARY INFORMATION.

4.1 No proprietary information disclosed by either party to the other in connection with this Agreement shall by disclosed to any person or entity other than the recipient party's employees directly involved with the recipient party's use of such information who are bound by written agreement to protect the confidentiality of such information, and such information shall otherwise be protected by the recipient party from the disclosure to others with the same degree of care accorded to its own similar proprietary information. Information will not be subject to this provision if it is or becomes a matter of public knowledge without the fault of the recipient party, if it was a matter of written record in the recipient party from a third party person under circumstances permitting its unrestricted disclosure by the recipient party. Upon termination or expiration of this Agreement, each party shall promptly deliver to the other all proprietary information of the other party in the possession or control of such party and all copies thereof The obligations under this Section shall continue for both parties for a period of seven years after delivery by STRATA to Company of the last Products under this Agreement.

5.       TERMS OF PAYMENT

5.1 Belkin Components will pay STRATA a royalty fee for each Belkin Components product distributed and bundled with STRATA Products or any person authorized by Belkin Components to do so, in any manner, adjusted for all returns, exchanges, and defective products. Such Royalty fees are set forth in Exhibit A. Royalty payments shall be due 45 days following the end of each calendar quarter.

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5.2      With each payment, Belkin Components will submit a report listing the
         Belkin Components products bundled with STRATA Products and the number of units distributed in the preceding calendar quarter, upon which royalty is calculated.

6.       STRATA SOFTWARE LICENSE.

6.1 TITLE. Notwithstanding the references in this Agreement to the "purchase" of Products by Belkin Components, the parties intend and agree that the Software licensed by STRATA to Belkin Components is not being sold by STRATA purchased by Belkin Components. STRATA (or its licensers) shall at all times retain title to the Software.

6.2 GRANT OF LICENSE TO DISTRIBUTE SOFTWARE. STRATA hereby grants to Belkin Components a non-transferable, non-exclusive right and license to distribute to customers the right use the Products, in object code form only, only pursuant to STRATA's then current standard form of License Agreement or a substantially similar written agreement approved by STRATA. The termination of this Agreement shall not affect licenses previously granted by Belkin Components. Bellcin Components shall not have the right to disassemble, decompile or otherwise reverse engineer the Products.

6.3 PROTECTION OF PRODUCTS. The Products may not be copied or modified, in whole or in part, without the prior written consent of STRATA. BeLkin Components shall not remove or obscure any copyright, patent, trademark, trade secret or similar notice affixed to any Product and shall reproduce and affix such notice on any copies or modifications of the Products permitted by STRATA. Under no circumstances will the source code for the Product be disclosed by Belkin Components. Belkin Components shall take appropriate action, by instruction, agreement or otherwise, with respect to any persons permitted access to the Products in order to enable Belkin Components to satisfy its obligations hereunder.

6.4 DUPLICATION OF PRODUCTS. Subject to terms and conditions of this Agreement, Strata hereby grants to Belkin Components a limited, internal, non-exclusive, nontransferable, non-assignable license during the term of this agreement to duplicate the Product as listed in Exhibit A, in Object Code format, on CD-ROM. Belkin Components shall use its best efforts, at its expense, to perform the duplication of the Product under the same strict security measures to duplicate its own products.

7.       TERM AND TERMINATION.

7.1 The term of this Agreement shall be for one year on the date first set forth above. Thereafter, the term of this Agreement shall be renewed only upon written mutual consent.

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7.2      The Agreement and all rights granted hereunder shall be terminated for any of the following reasons: (a) either party provides the other party 90 days' prior written notice of termination; or (b) at the option of STRATA, effective immediately upon written notice to Bellcin Components, if Bellcin Components either (i) fails to comply with any provision of this Agreement, (ii) becomes insolvent or unable to pay its debts as they mature, (iii) makes an assignment for the benefit of creditors, or (iv) files a petition, or is the subject of a petition filed, under any foreign bankruptcy act or the United States Bankruptcy Act.

7.3 STRATA and Belkin Components agree that upon expiration or termination of this agreement, neither party shall be liable to the other for any damages or expenditures, loss of profits of any kind or nature sustained or arising out of, such termination. The expiration or termination of this Agreement shall not however, relieve or release either party form making payments which may be owing to either party under the terms of this Agreement.

8.       WARRANTY

8.1 WARRANTV. STRATA warrants to Belkin Components that Products will be free from defect in material and workmanship for a period of 90 days from the day of shipment. STRATA shall have no warrant or other liability for any part of component of any STRATA Product not manufactured by it. STRATA does not warrant that use of the Products will be uninterrupted or error-free. Products covered by warranty shall be returned to STRATA in accordance with STRATA's return requirements in effect from time to time.

8.2 NONWARRANTV CHARGES. If STRATA determines that the Products for which Belkin Components has requested warranty service are not eligible for warranty service, Belkin Components will pay or reimburse STRATA for all reasonable costs of investigating and responding to such request at STRATA's then prevailing time and materials rates. If STRATA provide repair services or replacement parts that are not covered by the warrant provided in this Section, Belkin Components will pay STRATA at STRATA's then prevailing time and materials rates.

8.3 EXCEPTIONS. STRATA shall have no obligations under this Agreement to make repairs or replacements which are required by normal wear and tear, or which result, in whole or in part, from catastrophe, fault or negligence, or from improper or unauthorized use or repair of the Products, or use of the Products in a manner for which they were not designed, or by causes external to the Products such as, but not limited to, power or air conditioning failure.

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8.4      THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS
         OR IMPLIED, INCLUDING&, BUT NOT LIMITED TO, THE IMPLIED WARRANTEES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9.       EXCLUSION OF DAMAGES.

9.1 NEITHER STRATA NOR ITS LICENSORS, NOR BELKIN COMPONENTS, SHALL BE LIABLE FOR ANY SPECIAL, CONSEQUENTLY\L, INDIRECT OR INCIDENTAL DAMAGES, INCLUDING BUT NOT LIMITED TO DAMAGES ARISING FROM CLAIMS OR LOST DATA OR LOST PROFITS, ARISING FROM THIS AGREEMENT, THE USE OR SALE OF THE PRODUCTS, OR ANY DEFECT, FAILURE, NONCONFORMITY OR MALFUNCTION, WHETHER SUCH CLAIM OR SUCH DAMAGE IS BASED UPON WARRANTY, CONTRACT, OR OTHERWISE.

10.      LIMITATION ON LIABILITY.

10.1 UNDER NO CIRCUMSTANCES SHALL STRATA OR ITS LICENSORS BE LIABLE TO BELKIN COMPONENTS FOR AN AMOUNT GREATER THAN PAYMENTS MADE TO STRATA BY BELKIN COMPONENTS PURSUANT TO THIS AGREEMENT IN RESPECTS OF THE PARTICULAR PRODUCT GIVING RISE TO THE LIABILITY, REGARDLESS OF THE THEORY OF LIABILITY.

11.      MISCELLANEOUS.

11.1 STATUS OF PARTIES. The relationship of the parties under this Agreement shall be and at all times resins one of independent contractors. BeLkin Components is not an employee, agent or legal representative of STRATA and shall have no authority to assume or create obligations on STRATA's behalf with respect to the Products or otherwise.

11.2 FORCE MANURE. STRATA shall not be liable for any delays in filling orders caused by strikes, lockouts or other labor disputes, acts of war, fires, floods, accidents, or delays in the delivery of raw materials, parts of completed merchandise, acts of God or any other cause beyond STRATA's control.

11.3 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Utah without regard to conflict of laws rules that would cause the laws of any other jurisdiction to apply. The parties agree that the exclusive venue of all suits of actions brought in connection with this Agreement shall be the courts in and of The State of Utah, and each of the parties submits to the exclusive jurisdiction of such courts. Nothing contained in this paragraph shall prevent either party from seeking

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         equitable relief such as an injunction or attachment of assets in such jurisdiction as may be appropriate.

   11.4 ENTIRE AGREEMENT. This Agreement with corresponding Exhibits constitutes the entire agreement between Belkin Components and STRATA and supersedes all other Agreements, verbal or written between the parties. No modification of this Agreement shall be binding unless made in writing and incorporated as a part hereof by reference.

   11.5 MODIFICATION. No modification, amendment or waiver or the provisions of this Agreement shall be effective unless in writing specifically referring hereto and signed by both parties.

   11.6 ASSIGNABILITV AND BINDING EFFECT. Belkin Components shall not assign its rights or delegate the performance of its obligations hereunder without the prior written consent of STRATA. Subject to the provision ofthe preceding sentence, all the terms of this Agreement shall be binding upon and shall inure to the benefit of the parties and their legal representatives, heirs, successors and assigns. STRATA may assign this Agreement to any of its corporate affiliates.

   11.7 CONFIDENTIALITY OF TERMS OF AGREEMENT. The parties agree not to disclose to any third party the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date set forth below.

BELKIN COMPONENTS                              STRATA, INC.


BY: /s/ Eric Tong                              BY: /s/ J. Allen Feary
   ---------------------------------               -----------------------------

NAME: Eric Tong                                NAME: Allen Feary
     -------------------------------                ----------------------------

TITLE: Director of Marketing                   TITLE: Sales Manager
      ------------------------------                 ---------------------------



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                                    EXHIBIT A
                                  PRODUCTS AND
                                   PRICE LIST

PRODUCT - VIDEOSHOP 4.5 (FULL PRODUCT)

STRATA will provide:

- One master CD ROM with VideoShop (Full Product version) to be duplicated by Belkin Components

-     VideoShop brochure and registration supplied electronically

-     Logo artwork for VideoShop and STRATA trademarks

-     Product and STRATA artwork

ROYALTY FEE IS $4.10 PER UNIT DISTRIBUTED BY BELKIN COMPONENTS, SUBJECT TO THE FOLLOWING PROVISION; IF THE NUMBER OF UNITS DISTRIBUTED IN THE CALENDAR QUARTER EXCEEDS 15,000 UNITS, THE ROYALTY FEE IS $3.90 PER UNIT FOR ALL UNITS DISTRIBUTED IN THE CALENDAR QUARTER.







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                                    EXHIBIT B

                                    TERRITORY

COMPANY'S TERRITORY SHALL CONSIST OF THE FOLLOWING:

Worldwide

         According to the national boundaries and territories and possessions thereof as declared by the Security Counsel of the United Nations as existing on the date of this agreement.








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                                    EXHIBIT C

  SOFTWARE END-USER LIMITED LICENSE AGREEMENT AND LIMITED WARRANTY VIDEOSHOP

LIMITED USE LICENSE

Strata, Inc. (', STRATA", "Licenser") grants you, the end user ("Licensee"), as the party taking a license, the right to use the STRATA VideoShop software (" the software" ) on a single computer unit at a single location. You must obtain a supplementary license from Strata. Inc. before using the Software in connection with systems or multiple central processing units. Please contact Strata, Inc. at the address indicated in this license for further information.

LIMITED WARRANTY AND DISCLAIMER OF LIABILITY Strata, Inc. warrants that the STRATA VideoShop documentation (" the Documentation" ) and the media on which the Software is furnished will be free from defects in materials and workmanship under normal use for a period of one (1 ) vear from the date of the original purchase. If a defect appears during the warranty period, return the diskette or Documentation pages to the place you obtained them, with a photocopy of your original diskette label and your receipt, and you will receive a free replacement, or at Strata, Inc's option, refund of your purchase pace. EXCEPT AS TO THE MEDIA, THE SOFTWARE IS LICENSED " AS IS" WITHOUT WARRANTY OF ANY ICIND, EITHER EXPRESSED OR IMPLIED.

IN NO EVENT SHALL STRATA, INC. BE RESPONSIBLE FOR AN INDIRECT. SPECIAL, INCIDENTAL, CONSEQUENTIAL OR SIMILAR DAMAGES OR LOST DATA OR PROFITS TO YOU OR ANY OTHER PERSON OR ENTITY REGARDLESS OF THE LEGAL THEORY, EVEN IF STRATA, INC. HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. SOME STATES DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY TO YOU OR ANY RELATED THIRD PARTY FOR ACTUAL DAMAGES FOR ANY CAUSE WHATSOEVER WILL BE LIMITED TO THE AMOUNT THAT YOU PAID STRATA, INC. FOR THE SOFtWARE.

TITLE

This license is not a sale of the Software or any copy. Strata, Inc. retains title and ownership of the Software and ail copies, regardless of the fomm or media on or in which the original or any copy may exist.

UPDATED POLICY

In order to be able to obtain updates of the Sottware, you must complete and return to Strata, Inc. the enclosed Registration Card. However, Strata Inc. is under no obligation to make an updates and the procedures to obtain such updates. All updates provided to you shall be deemed part of the Software and the use of such updates shall be governed by this License.

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RESTRJCTIONS ON COPYING

You may transfer the STRATA VideoShop Software in machine-readable fomm solely for backup purposes provided that you include the Strata, Inc. copyright nonce on the backup copy. You may not copy, or encourage or allow copying of, Software or Documentation.

RESTRICTIONS OFF TRANSFERS

You may transfer the Strata Software into the memory of a single computer, but you may not electronically transfer the Software from one computer to another. You may not modify, reverse engineer, decompose, create other works from, or disassemble the Software. You may not copy, modify, adapt or create other works based upon the Documentation. You may not transfer, convert, rent, sub-license, or otherwise distribute the Software or Documentation, or any rights in them, to any person or entity.

TERM

This License is effective until terminated. You may temminate the License at any time by resuming the Software and ail Documentation to Strata, Inc. and by removing the Software from memory of any computer into which the Software has been transferred. This License shall terminate automatically if you fail to comply with any term or condition. Upon temmination, you must return Licenser, at your own expense, the Software and Documentation and any copies whether or not the copy was authorized hereunder.

GOVERNMENTAL END USERS

For the Department of Detense: Use, duplicanon or disclosure by the Govemment is subject to restrictions as set forth in subparagraph (c)(l)(ii) of the Rights in Technical Data and Computer Software clause at DEARS 252.227703. The Contractor/Manu&cturer is:

Strata, Inc.
2 West St. George Blvd.
St. George, Utah 84770

For Civilian Agencies of the United States Government: Use, reproduction or disclosure is subject to restrictions set t'orth in subparagraphs (a) through
(d) of the Commercial Computer Software-Restricted Rights clause at 52.227-19 and the limitations set forth in Strata, Inc's standard commercial License agreement for the Software. This Software was a enveloped at private expense, is exciting computing software and no part of it was developed with government funds, and is a trade secret of Strata, Inc. The Software is proprietary data, all rights of which are reserved under the copyright laws of the United States.

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If this Software was acquired under a GSAA Exhibit: Use, duplicanon or disclosure shall be in accordance with the applicable GSA Exhibit contract. The Govemment has agreed to refrain from changing or removing any insignia or lettering from the Software or the Documentation that is provided and from producing copies of manuals or media (except for backup purposes and in accordance with the terms of this License.)

GENERAL

You must fill out and return the Registration Card to be eligible for customer support and service. Should you have any questions concerning this License Agreement, please write to:

Strata, Inc.
2 West St. George Blvd.
St. George, Utah 84770

CHOICE OF LAW

This Agreement will be governed by the laws in force in the State e of'Jtah excluding the application ot its conflicts ot'law rules.

APPLE DISCLAIMER.A~ND WARRANTY REGARDFNG HYPERCARD, INSTALLER

SYSTEM STRATA's LICENSER APPLE COMPUTER, INC. ("APPLE"), MAKES NO WARRANTIES, EXPRESSED OR IMPLIED INCLUDING WITHOUT LIMITATION OF IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PROPOSE, REGARDING THE SOFTWARE. APPLE DOES NOT WARRANT, GUARANTEE OR MAKE ANY REPRESENTATIONS REGARDfNG THE USE OR THE RESULTS OF THE USE O THE SOFTWARE IN TERMS OF ITS CORRECTNESS, ACCURACY, RELIABILITY, CORRECTNESS, OR OTHERWISE. THE ENTIRE RISK AS TO THE RESULT AND PERFORMANCE OF THE SOFTWARE IS ASSUMED BY YOU. THE EXCLUSION OF IMPLIED WARRANTIES IS NOT PERMITTED BY SOME STATES. THE ABOVE EXCLUSION MAY NOT APPLY TO YOU.

IN NO EVENT WILL APPLE, AND THEIR DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS, COLLECTIVELY APPLE, BE LIABLE TO YOU FOR.A~NY CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES INCLUDING DAMAGES OR LOSS OF BUSINESS PROFITS, BUSfNESS INTERRUPTION, LOSS OF BUSINESS INFORMATION AND THE LIKE, ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE EVEN IF APPLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. BECAUSE SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION F LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES. THE ABOVE LIMITATIONS MA NOT APPLY TO YOU. APPLE'S LIABILITY TO YOU FOR ACTUAL DA&PAGES FROM AN CAUSE WHATSOEVER, AND REGARDLESS OF THE FORM OF

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ACTION (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY
OR OTHERWISE, WILL BE LIMITED TO 550.

Copyright @ 1995, Strata. Inc. and its licensers. All rights reserved.

First edition: July 1996

Strata, Inc.
2 West St. George Blvd.
St. George, Utah 84770

STRATA VIDEOSHOP DOCUMENTATION
STRATA management welcomes your comments and suggestions on any materials that we have famished. Your input will help us improve the quality of future documentation and products or services to you I the future. We value our customers an we are therefore committed to be with you in the long run to meet your needs. Please send any communications regarding STRATA VideoShop or Documentation to our address: STRATA Videoshop Product Manager. Thank you.








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